EXHIBIT 5.1

July 28, 2011

IPC The Hospitalist Company, Inc.

4605 Lankershim Boulevard, Suite 617

North Hollywood, California 91602

Re:	IPC The Hospitalist Company, Inc.

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to IPC The Hospitalist Company, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of 407,921 shares of the Company’s Common Stock, par value $0.001 per share (the “Incentive Stock”), which may be issued pursuant to the IPC The Hospitalist Company, Inc. 2007 Equity Participation Plan (the “Plan”).

As such counsel, we have examined: (i) the Plan; (ii) the Registration Statement; (iii) the Third Amended and Restated Certificate of Incorporation of the Company; (iv) the Second Amended and Restated Bylaws of the Company; and (v) resolutions of the Company’s Board of Directors relating to the Plan and the issuance of securities thereunder. We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and other corporate documents, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinions set forth herein. We have relied, as to various questions of fact material thereto, upon the oral or written representations of officers of the Company. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

Based upon the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that each share of Incentive Stock, when issued by the Company pursuant to the terms and conditions of the Plan and as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) such share shall have been duly and properly authorized for issuance in accordance with the provisions of the Plan; and (iii) a certificate representing such share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against receipt of the agreed consideration therefor to the extent required by, and in accordance with the terms of, the Plan.

IPC The Hospitalist Company, Inc.

July 28, 2011

We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to the application of, the securities or blue sky laws of the various states or the District of Columbia to the sale of the Incentive Stock pursuant to the Plan.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction or as to any matter arising thereunder or relating thereto. Insofar as the opinions expressed herein relate to matters governed by laws other than those referred to in the first sentence of this paragraph, we have assumed, but without having made any independent investigation or verification, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions and statements contained herein, including any changes in applicable law which may hereafter occur.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,